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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                        DATE OF REPORT: DECEMBER 8, 1997

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                       HUNTINGTON BANCSHARES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   Maryland                       0-2525                      31-0724920
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(STATE OR OTHER            (COMMISSION FILE NO.)         (IRS EMPLOYER
JURISDICTION OF                                          IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

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                                Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-8300
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

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ITEM  5.  OTHER EVENTS.

         On December 8, 1997, Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), and NationsBank Corporation, a bank holding company having its principal offices in Charlotte, North Carolina ("NationsBank"), entered into a Purchase and Assumption Agreement, dated as of December 8, 1997 (the "Agreement"), whereby Huntington will acquire 60 Barnett Banks, Inc. banking offices ("Barnett") and associated deposit and loan products located in Florida (the "Acquisition"). On August 29, 1997, NationsBank had previously entered into an Agreement and Plan of Merger with Barnett for the purpose of acquiring Barnett and it's subsidiaries. The banking office sale was initiated to satisfy antitrust regulations.

         Huntington will pay NationsBank a premium of approximately $523 million for the deposits, loans, and fixed assets of the Barnett banking offices with the exact amount being determined by deposit levels at closing.

         The Acquisition is subject to the consummation of the merger between NationsBank and Barnett, regulatory approval, and other customary conditions to closing.

         Huntington's news release issued on December 9, 1997 regarding the Acquisition is attached as an exhibit to this report and is incorporated herein by reference.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

         Exhibit 99 -- News release of Huntington Bancshares Incorporated, dated December 9, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HUNTINGTON BANCSHARES INCORPORATED


Date: December 17, 1997            By:  /s/ Gerald R. Williams
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                                       Gerald R. Williams, Executive Vice
                                                           President and Chief
                                                           Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.       Description                                           Page

    99*           News release of Huntington Bancshares
                  Incorporated issued on December 9, 1997.


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* Filed with this report.

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